       As filed with the Securities and Exchange Commission on May 3, 1995
                                                       REGISTRATION NO. 33-
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               -------------------

                               IMMUNEX CORPORATION
             (Exact name of Registrant as specified in its charter)


           Washington                                  51-0346580
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                              51 University Street
                           Seattle, Washington  98101
               (Address of Principal Executive Offices)(Zip Code)

                               IMMUNEX CORPORATION
                   AMENDED AND RESTATED 1993 STOCK OPTION PLAN
                            (Full title of the plan)

                               SCOTT G. HALLQUIST
                    Senior Vice President and General Counsel
                               IMMUNEX CORPORATION
                              51 University Street
                           Seattle, Washington  98101
                                 (206) 587-0430
            (Name, address and telephone number of agent for service)

                               -------------------

                                    Copy to:

                                STEPHEN M. GRAHAM
                                  PERKINS COIE
                          1201 Third Avenue, 40th Floor
                         Seattle, Washington  98101-3099

                               -------------------

                         CALCULATION OF REGISTRATION FEE

- ------------------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------------------
       Title of Securities            Number to Be         Proposed Maximum               Proposed Maximum              Amount of
         to Be Registered              Registered     Offering Price Per Share(1)    Aggregate Offering Price(1)    Registration Fee
- ------------------------------------------------------------------------------------------------------------------------------------
 Common Stock, par value
   $.01 per share. . . . . . . . .    5,000,000(2)              $11.875                       $59,375,000                 $20,474
- ------------------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the amount of the registration fee. The price per share is estimated to be $11.875 based on the average of the high and low price for the Common Stock in the over-the-counter market on April 28, 1995, as reported by the Nasdaq National Market.

(2) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Immunex Corporation Amended and Restated 1993 Stock Option Plan as the result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Company.


                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents are hereby incorporated by reference in this Registration Statement:

               (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1994, which contains audited financial statements for the most recent year for which such statements have been filed;

               (b)  All other reports filed by the Registrant pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report referred to in (a) above; and

               (c) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on May 12, 1983, under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act (the "WBCA") authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). Under the WBCA, a corporation has the power to indemnify a director or officer made a party to a proceeding, or advance or reimburse expenses incurred in a proceeding, under any circumstances, except that no such indemnification shall be allowed on account of: (i) acts or omissions of a director or officer finally adjudged to be intentional misconduct or a knowing violation of the law; (ii) conduct of a director or officer finally adjudged to be an unlawful distribution; or (iii) any transaction with respect to which it was finally adjudged that such director or officer personally received a benefit in money, property or services to which the director or officer was not legally entitled. Article XII of Immunex Corporation's Articles of Incorporation provide for indemnification of Immunex's directors and officers to the maximum extent permitted by Washington law.

     Section 23B.08.320 of the WBCA authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, self dealing or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Article XI of Immunex Corporation's Articles of Incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to Immunex and its shareholders. Any amendment or repeal of such Article XI may not adversely affect any right or protection of a director of Immunex for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. The affirmative vote of 80% of the voting stock of Immunex is required to amend, or to adopt any provision inconsistent with, such Article XI.

     IMMUNEX HAS ENTERED INTO SEPARATE INDEMNIFICATION AGREEMENTS WITH EACH OF ITS DIRECTORS AND OFFICERS CONTAINING PROVISIONS THAT ARE IN SOME RESPECTS BROADER THAN THE SPECIFIC INDEMNIFICATION PROVISIONS CONTAINED IN THE WBCA. THESE AGREEMENTS REQUIRE IMMUNEX, AMONG OTHER THINGS, TO INDEMNIFY SUCH DIRECTORS AND OFFICERS AGAINST CERTAIN LIABILITIES THAT MAY ARISE BY REASON OF THEIR STATUS OR SERVICE AS DIRECTORS OR OFFICERS, AND TO ADVANCE THEIR EXPENSES INCURRED AS A RESULT OF ANY PROCEEDING AGAINST THEM AS TO WHICH THEY COULD BE INDEMNIFIED.

     Directors and officers of Immunex are covered by insurance (with certain exceptions and limitations) which indemnifies them against losses and liabilities arising from certain alleged "wrongful acts," including alleged errors or misstatements or misleading statements, or certain other alleged wrongful acts or omission constituting neglect or breach of duty.


ITEM 8.  EXHIBITS

   Exhibit
   Number                               Description
- ------------- -----------------------------------------------------------------

     4.1      Immunex Corporation Amended and Restated 1993 Stock Option Plan

     5.1 Opinion of Perkins Coie regarding legality of the Common Stock being registered

    23.1      Consent of Ernst & Young LLP

    23.2      Consent of Perkins Coie (included in opinion filed as Exhibit 5.1)

    24.1      Powers of Attorney (see Signature Page)


ITEM 9.  UNDERTAKINGS

A.   The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 26th day of April, 1995.

                                   IMMUNEX CORPORATION


                                   By      SCOTT G. HALLQUIST
                                       -----------------------------------------
                                       Scott G. Hallquist, Senior Vice President



                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints
Douglas G. Southern and Scott G. Hallquist, or either of them, his or her attorneys-in-fact, with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on the 26th day of April, 1995 in the capacities indicated.


                 SIGNATURE                                    TITLE
   EDWARD V. FRITZKY                             Chairman and Chief Executive Officer (Principal
- ------------------------------------------        Executive Officer)
            Edward V. Fritzky

   DOUGLAS G. SOUTHERN                           Senior Vice President and Chief Financial Officer
- ------------------------------------------        (Principal Financial and Accounting Officer)
           Douglas G. Southern

   JOSEPH J. CARR                                Director
- ------------------------------------------
             Joseph J. Carr

   KIRBY L. CRAMER, SR.                          Director
- ------------------------------------------
          Kirby L. Cramer, Sr.

                                                  Director
- ------------------------------------------
            Robert A. Essner

   STEVEN GILLIS                                 Director
- ------------------------------------------
              Steven Gillis

   MICHAEL L. KRANDA                             Director
- ------------------------------------------
            Michael L. Kranda

   JOHN E. LYONS                                 Director
- ------------------------------------------
               John E. Lyons

    EDITH W. MARTIN                              Director
- ------------------------------------------
              Edith W. Martin


                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Immunex Corporation Amended and Restated 1993 Stock Option Plan of our report dated January 20, 1995, with respect to the consolidated financial statements and schedule of Immunex Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.

                                        ERNST & YOUNG LLP


Seattle, Washington
May 1, 1995

                                INDEX TO EXHIBITS


     Exhibit
     Number                                  Description
 -------------- ----------------------------------------------------------------
       4.1      Immunex Corporation Amended and Restated 1993 Stock Option Plan

       5.1      Opinion of Perkins Coie regarding legality of the Common Stock being registered . . . . . . . . . . . . . . . . . . . . . . . .

      23.1      Consent of Ernst & Young LLP (see Page II-5) . . . . . . . . . .

      23.2      Consent of Perkins Coie (included in Exhibit 5.1). . . . . . . .

      24.1      Power of Attorney (see Signature Page) . . . . . . . . . . . . .
